EXHIBIT 5


                                 M E M O R A N D U M

          To:       Board of Directors of Ballard Medical Products

          From:     Paul W. Hess, General Counsel

          Date:     July 17, 1998

          Re:       Registration Statement on Form S-3

          I have examined the Registration Statement on Form S-3 to be filed by Ballard Medical Products (the "Company") with the Securities and Exchange Commission on or about July 20, 1998 (the "Registration Statement"), in connection with the shelf registration under the Securities Act of 1933, as amended, of 1,067,733 shares of the Company's common stock, $.10 par value (the "Shares"), for and in behalf of the following shareholders:

                    C. Phillip Pattison

                    Kevin R. Dye

                    Barry J. Marshall

                    William A. Fry

          It is my opinion that the Shares being registered are legally and validly issued, fully paid and nonassessable.

          I consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendments thereto.
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